UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

Horizon Therapeutics Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

70 Saint Stephen’s Green, Dublin, D02 E2X4, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value $0.0001 per share	HZNP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2021, Horizon Therapeutics plc issued a press release announcing its financial results for the third quarter ended September 30, 2021. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 and the exhibit hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 28, 2021, Paul W. Hoelscher notified Horizon Therapeutics plc (the “Company”) of his intention to retire from his position as the Company’s Executive Vice President, Chief Financial Officer, effective as of May 16, 2022, and continue as an advisor to the Company through May 2023.

(c) Also on October 28, 2021, in connection with the announcement of Mr. Hoelscher’s retirement, the Board of Directors of the Company appointed Aaron Cox (i) as the Company’s Executive Vice President, Finance, effective immediately, and (ii) as the Company’s Executive Vice President, Chief Financial Officer, and principal financial officer, effective as of Mr. Hoelscher’s retirement on May 16, 2022.

Mr. Cox, age 39, joined the Company in 2016 and has served in various roles across business development and corporate development, including most recently as senior vice president, corporate development and chief of staff to Tim Walbert, where he had responsibilities spanning financial planning, corporate strategy, mergers and acquisitions, acquisition integration and corporate project management. Additionally, he leads capital markets activities and oversees the Company’s global real estate, security and facilities functions. From 2016 to June 2017, Mr. Cox was part of the Company’s business development team, where he supported multiple acquisitions, financings and licensing transactions. Before joining Horizon, Mr. Cox was vice president, capital markets at BMO Capital Markets and held investment banking roles at JMP Securities and Stout.

Mr. Cox earned a Master of Business Administration with concentrations in accounting, finance and economics from the University of Chicago Booth School of Business and a Bachelor of Business Administration in finance from the University of Notre Dame.

Mr. Cox has no family relationship with any of the officers or directors of the Company and has not been party to any transactions with the Company during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Cox and any third party pursuant to which he was selected as Executive Vice President, Finance or Chief Financial Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Horizon Therapeutics plc, dated November 3, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2021	HORIZON THERAPEUTICS PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer